Item 77C-DWS U.S. Treasury Money Fund
Registrant incorporates by reference its Proxy
Statement filed on March 8, 2006 (Accession No.
0001193125-06-048473).
A Special Meeting of Shareholders (the "Meeting") of
DWS U.S. Treasury Money Fund (the "Fund") was
held on May 5, 2006, at the offices of Deutsche
Asset Management, 345 Park Avenue, New York,
New York 10154. At the Meeting, the following
matters were voted upon by the shareholders (the
resulting votes are presented below).
I.	Election of Trustees.


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
92,255,746.018
5,525,491.955
Dawn-Marie Driscoll
92,329,618.068
5,451,619.905
Keith R. Fox
92,349,502.288
5,431,735.685
Kenneth C. Froewiss
92,221,057.558
5,560,180.415
Martin J. Gruber
92,303,328.748
5,477,909.225
Richard J. Herring
92,514,502.818
5,266,735.155
Graham E. Jones
92,425,344.528
5,355,893.445
Rebecca W. Rimel
92,099,995.628
5,681,242.345
Philip Saunders, Jr.
92,339,643.668
5,441,594.305
William N. Searcy, Jr.
92,407,263.658
5,373,974.315
Jean Gleason
Stromberg
91,979,290.278
5,801,947.695
Carl W. Vogt
92,312,746.148
5,468,491.825
Axel Schwarzer
92,207,090.438
5,574,147.535

II-A.	Approval of an Amended and Restated
Investment Management Agreement.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
87,192,181.348
6,022,450.800
4,368,326.825
198,279.000

II-B.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
86,290,975.463
7,058,694.710
4,233,288.800
198,279.000

III.	Approval of a Revised Fundamental
Investment Restriction Regarding
Commodities.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
85,130,591.113
7,617,352.650
4,835,015.210
198,279.000

The Meeting was reconvened on June 1, 2006, at
which time the following matter was voted upon by
the shareholders (the resulting votes are presented
below).
V-A.	Approval of Amended and Restated
Declaration of Trust.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
95,694,464.508
7,313,513.210
4,905,042.965
191,020.000


*	Broker non-votes are proxies received by the fund from
brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

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U.S. Treasury Money Fund.doc